EXHIBIT 99.1

Contact:	Mark Hord	FOR IMMEDIATE RELEASE
	ViewPoint Financial Group	October 22, 2008
972-578-5000, Ext. 7440
ViewPoint Financial Group
Announces Quarterly Cash Dividend
PLANO, Texas, October 22, 2008 — ViewPoint Financial Group (NasdaqGS:VPFG), the holding company for ViewPoint Bank, today announced a quarterly cash dividend of 8 cents per share.
The cash dividend is payable on November 18, 2008, to shareholders of record as of the close of business on November 4, 2008.
ViewPoint Financial Group is the holding company for Plano-based ViewPoint Bank. ViewPoint Bank is the largest bank based in Collin County, with $1.99 billion in assets. It operates 30 community bank offices and 20 loan production offices. For more information, please visit www.viewpointbank.com.
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